EXHIBIT 99.1

HealthWarehouse.com to Present at Upcoming Conference

CINCINNATI, OH March 15, 2011 -- HealthWarehouse.com, Inc. (OTC: HEWA), a leading retail mail-order pharmacy, today announced that the company will be presenting at the following upcoming event with the financial community:

Roth 23rd Annual OC Growth Stock Conference
Date: March 16, 2011
Time: 12:30pm PST/ 3:30pm EST
Location: The Ritz-Carlton, Laguna Niguel, CA
Presenters: Lalit Dhadphale, President, Chief Executive Officer and Chairman of the Board

Investors may also listen to the audio webcast of the presentation live and archived along with the slide presentation at http://www.healthwarehouse.com/investor-relations.

About HealthWarehouse.com

HealthWarehouse.com, Inc. (OTC: HEWA) is a trusted, VIPPS accredited retail mail-order pharmacy based in Cincinnati, Ohio. HealthWarehouse.com offers 300 prescription drugs for $3.50 with 100% FREE shipping and is a 2009 & 2010 winner of the BizRate Circle of Excellence Award for outstanding customer satisfaction and service. With a mission to provide affordable healthcare to every American by eliminating inefficiencies in the drug distribution chain, HealthWarehouse.com has become one of the fastest growing pharmacies in the United States. HealthWarehouse.com is licensed in all 50 states and only sells drugs which are FDA-approved and legal for sale in the United States.  Visit HealthWarehouse online at http://www.HealthWarehouse.com.